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                         OFFICE SUB-LEASE
                         ----------------

LEASE made as of this 15th day of May, 1999, by and between Lowy & Zucker LLP (hereinafter referred to as "Sub-Lessor") and W
Collect. Com, Inc. (hereinafter referred to as "Sub-Lessee").

                              RECITALS
                              --------

A.	Sub-Lessor maintains an office for the practice of law at
9107 Wilshire Blvd, Suite 650, Beverly Hills, California 90210
(hereinafter referred to as "Office").

B.	The parties desire to enter into a sub-lease agreement
defining their respective rights, duties and liabilities relating to the premises.

	IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

	1.	Description of the Premises.
            ----------------------------

	Sub-Lessor sub-leases to Sub-Lessee the most easterly window office of the Office and the most easterly secretarial space
(inclusive of secretarial desk ) and the common portions of the Office (hereinafter referred to as "the Premises").

	2.	Term of Lease.
            --------------

	The sub-lease shall be for a period commencing August 1, 1999 and will terminate November 30, 2000.

	3.	Rental Payments and Deposit.
            ----------------------------

		(a)	In consideration of the rights granted to Sub-
Lessee by the Sub-Lessor hereunder, the Sub-Lessee agrees to pay to the Sub-Lessor a monthly rental equal to the following sums, payable in advance of each month on or before the first day of the month:

	(i)	$1000.00 per month through December 31,
1999; and
	(ii)	$1200.00 per month through the balance
of the Lease Term set forth in Paragraph 2 above.

		(b)	Upon mutual execution hereof, Sub-Lessee shall pay
Sub-Lessor the sum of $1000.00 for the period from August 1, 1999 through September 30, 1999 and $1200.00 as a security deposit which will be refunded to Sub-Lessor upon termination of this Sub-Lease and delivery of the Premises to Sub-Lessor in good condition, reasonable wear and tear excepted for a total payable upon mutual execution of $2200.00.

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	4.	Master Lease Requirements.
                --------------------------

	Notwithstanding the provisions contained herein, Sub-Lessee agrees to be bound by the terms and conditions of the Master
Lease, a copy of which is attached hereto and the terms of which are deemed incorporated herein by this reference and made a part hereof.

	5.	Abandoning Premises or Personal Property.

	Sub-Lessee shall not vacate nor abandon the premises at any time during the term, but if Sub-Lessee does vacate or abandon the Premises or is dispossessed by process or law, any personal property belonging to Sub-Lessee and left on the Premises shall be deemed abandoned at the option of Sub-Lessor, upon the giving of thirty (30) days notice in writing to Sub-Lessee, and shall become the property of Sub-Lessor if not retrieved by Sub-Lessee within said thirty (30) day period.

	6.	Taxes.
                ------

	Sub-Lessee shall pay one-sixth (1/6 th) of all assessments, pass-throughs or real property taxes assessed to Sub-Lessor on the Premises pursuant to the Master Lease and which are not paid by third party who is primarily liable for same. However, Sub-Lessor shall not be liable for personal property taxes assessed to Sub-Lessee for Sub-Lessee's personal property; nor shall Sub-Lessee be liable for personal property taxes assessed to Sub-Lessor for Sub-Lessor's personal property.

	7.	Utilities and Elevators.
                ------------------------

	(a)	To the extent that Sub-Lessor is afforded same by his
Master Lease for the Office, Sub-Lessor shall (at not additional cost to Sub-Lessee) furnish all heat and air conditioning to the demised Premises on all business days during the appropriate seasons and all electricity and all hot and cold water required by Sub-Lessee in the normal conduct of business activities on the Premises.

	(b)	Sub-Lessor shall furnish telephone and fax equipment to
the Premises. However, Sub-Lessee shall be responsible for charges for use of said equipment at the rates and charges which Sub-Lessor is charged b the appropriate company and shall be responsible for installation and payment of Sub-Lessee's phone lines.

	(c)	Sub-Lessee may (subject to Sub-Lessor's prior approval
and at Sub-Lessee's expense) list, on the building directories, Sub-Lessee's name.

	(d)	Sub-Lessor shall (at no extra expense to Sub-Lessee)
maintain a photocopying machine on the Premises, however, Sub-Lessee shall be responsible for payment of his use thereof at the rate of $.15/copy. Sub-Lessee may use Sub-Lessor's fax machine at the rate of

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$.40/page.

	(e)	Sub-Lessee shall provide (at Sub-Lessee's sole expense)
all equipment, personnel and supplies incidental to Sub-Lessee's business at the Premises.

	(f)	From the hours of  9:30 a.m. to 5:00 p.m., Sub-Lessor
shall provide Sub-Lessee the services of Sub-Lessor's receptionist, at all other times the parties shall use reasonable efforts to answer the phones.

	(g)	Sub-Lessee shall occasionally contribute coffee, or
other coffee related supplies and may utilize the coffee utilities.

	8.	Alterations and Modification Repairs.
                -------------------------------------

	Sub-Lessee shall take good care of the Premises and shall not alter, repair, or change the Premises without written consent of Sub-Lessor. All alterations, improvements and changes that Sub-Lessee may desire shall be done either by or under the direction of Sub-Lessor, but at the expense of Sub-Lessee and shall become the property of Sub-Lessor and remain on the premises. Notwithstanding the foregoing, Sub-Lessee may hang his own artwork in his office. All damage or injury done to the premises by Sub-Lessee or any person who may be in or on the premises with the consent of Sub-Lessee shall be paid for by Sub-Lessee. Sub-Lessee shall, at the termination of this lease, surrender the premises to Sub-Lessor in as good condition and repair as reasonable and proper use thereof will permit.

	9.	Relationship of Parties and Personnel; Indemnities.
                ---------------------------------------------------

	(a)	Nothing contained herein shall be deemed to render any
personnel now or hereafter employed by the Sub-Lessor at the Premises to be employees of Sub-Lessee; and Sub-Lessee shall neither have nor exercise any control, supervision or direction over such personnel.

	(b)	Nothing contained herein shall be deemed to render any
personnel, professional, or non-professional, employed or associated with the Sub-Lessee, to be employees of the Sub-
Lessor; and the Sub-Lessor shall neither have nor exercise control, direction or supervision over such personnel.

	(c)	Nothing contained herein shall be deemed to render the
Sub-Lessee an employee or agent of Sub-Lessor, nor Sub-Lessor an employee or agent of the Sub-Lessee, it being the intention of the parties that their relationship shall be solely that of Sub-Lessor and Sub-Lessee. Without limiting the foregoing, neither party shall have any right, power or authority to act for or bind the other unless otherwise mutually agreed in writing.

	(d)	Nothing contained herein shall be deemed to vest in the
Sub-Lessee any right, title or interest in and to the Premises except as herein specifically set forth.

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	(e)	Sub-Lessee shall at all times during the term hereof
maintain a liability insurance policy wherein Sub-Lessor is named as an additional insured.

	10.	Assignment and Sub-Lease.
                -------------------------

	Sub-Lessee may not assign any rights or duties under this sub-lease or sublet the Premises or any part thereof, or allow any other person or entity to occupy or use the Premises.

	11.	Breach or Default.
                ------------------

	Sub-Lessee shall have breached this lease and shall be considered in default hereunder if:

		(a)	Sub-Lessee fails to pay any rent when due and does
not make the delinquent payment within three (3) days after receipt of written notice thereof from Sub-Lessor, or

		(b)	Sub-Lessee fails to perform or comply with any of
the covenants and conditions of this lease and such failure continues for a period of ten (10) days after receipt of notice thereof from Sub-Lessor.

	12.	Unlawful Detainer and Attorneys Fees.
                -------------------------------------

	In case suit shall be brought for an unlawful detainer of the Premises, for the recovery of any rent due under the provision of this lease, or for Sub-Lessee's breach of any other condition contained herein, Sub-Lessee shall pay to Sub-Lessor reasonable attorney's fees which shall be fixed by the Court, and such attorney's fees shall be deemed to have accrued on the commencement of the action and shall be paid on the successful completion of the action by Sub-Lessor. Sub-Lessee shall be entitled to attorney's fees in the same manner if judgment is rendered to Sub-Lessee.

	13.	Holding Over.
                -------------

	If Sub-Lessee holds possession of the Premises after the term of this lease, Sub-Lessee shall become a tenant from month to month on the terms herein specified, but at a monthly rental as set forth in Paragraph 3(a) (ii) herein. Said rent shall be payable monthly on the first day of each month for the following monthly period; and Sub-Lessee shall continue to be a month to month tenant until the tenancy shall be terminated by Sub-Lessor, or until Sub-Lessee has given to Sub-Lessor a written notice at least sixty (60) days prior to the date of termination of the monthly tenancy of his intention to terminate the tenancy.

	14.	Remedies Cumulative.
                --------------------

	The remedies herein provided shall be cumulative and the exercise of any one remedy

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shall not be to the exclusion of any other remedy.

	15.	Notices.
                --------

	All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by the Sub-Lessor to the Sub-Lessee shall be sent by United States certified or registered mail, postage prepaid, addressed to the Sub-Lessee at the Premises, or to such other place as the Sub-Lessee may from time to time designate in a notice to the Sub-Lessor. All notices and demands by the Sub-Lessee to the Sub-Lessor shall be sent by United States certified or registered mail, postage prepare, addressed to the Sub-Lessor at the building, or to such other person or place as the Sub-Lessor may from time to time designate in a notice to the Sub-Lessee.

	16.	Defined Terms and Marginal Headings.
                ------------------------------------

	The words "Sub-Lessor" and "Sub-Lessee" as used herein shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there be more than one Sub-Lessee or Sub-Lessor, the obligations hereunder imposed upon Sub-Lessee or Sub-Lessor shall be joint and several. The marginal headings and titles to the paragraphs of this lease are not a part of this lease and shall have no effect upon the construction or interpretation of any part hereof.

	17.	Time.
                -----

	Time is of the essence of this lease agreement and each and all of its provisions.

	18.	Successors and Assigns.
                -----------------------

	The covenants and conditions herein contained shall apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

	19.	Warranties and Indemnities.
                ---------------------------

	(a)	Sub-Lessor hereby agrees to indemnify Sub-Lessee and
hold Sub-Lessee harmless against any and all damages, liabilities, costs, expenses, and fees (including reasonable attorney's fees) incurred by Sub-Lessee as a result of, or in connection with any claim, suit or proceeding instituted against Sub-Lessee or the Premises and arising out of any breach or claimed breach by Sub-Lessor of any warranty, representation or covenant of Sub-Lessor's herein.

	(b)	Without limiting the foregoing, the Sub-Lessor shall
indemnify Sub-Lessee and hold sub-lessee harmless from and against any and all claims, demands, and causes of actions, including, but not limited to reasonable attorney's fees, arising by virtue of Sub-Lessor's or Sub-Lessor's agents' or successors' acts or omissions.

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	(c)	Likewise, Sub-Lessee shall indemnify and hold Sub-
Lessor harmless from and against any and all claims, demands, causes of action, including but not limited to reasonable attorney's fees, arising by virtue of Sub-Lessee's or Sub-
Lessees's agents' or successors' acts or omissions in Sub-
Lessee's practice or from Sub-Lessee's breach of any warranty, representation or covenant herein contained.

	20.	Miscellaneous.
                --------------

	(a)	The waiver of any term, covenant or condition herein
contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

	(b)	Should any part of this Agreement for any reason be
declared invalid, void or unenforceable, the remaining portions shall remain in full force and effect.

	(c)	This Agreement constitutes the entire agreement of the
parties and may not be amended or modified except in writing, signed by all of the parties hereto.

	(d)	This Agreement shall be construed in accordance with
the laws of the State of California. This Agreement is not intended to create a partnership or joint venture or employer/employee relationship between any of the parties hereto.
This Agreement is not intended as an agreement into for the benefit of a third party.

	IN WITNESS WHEREOF, the parties have executed this Sub-Lease the day and year first above written.

					LOWY & ZUCKER LLP
					"Sub-Lessor"


Dated: 05/28/1999			By:  \s\ Steven R. Lowy
       ----------                           -------------------
						STEVEN R. LOWY

Dated: 05/28/1999			By:  \s\ Andrew Zucker
       ----------                           -------------------
						ANDREW ZUCKER


Dated: May 28/99			By:  \s\ Stewart Irvine
       ----------                           --------------------
                                   WCollect.Com

					By:_________________________

					Its:_________________________


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